Exhibit 99.1

CONTACT:	Julie Lorigan
Vice President, Investor Relations
(781) 741-7775

Stacy Berns/Melissa Jaffin – Investor/Media Relations
Berns Communications Group
(212) 994-4660

ARNOLD B. ZETCHER, THE TALBOTS, INC. CHAIRMAN, PRESIDENT AND CEO TO
RETIRE AT END OF CURRENT FISCAL YEAR ENDING FEBRUARY 2, 2008

      Company’s Board of Directors Appoints Special Search Committee to Select Successor

                 Hingham, MA (February 12, 2007)—The Talbots, Inc. (NYSE: TLB) announced today that Arnold B. Zetcher, Chairman, President and Chief Executive Officer, after 20 years leading the Company, plans to retire as CEO and President at the end of the current fiscal year ending February 2, 2008. Earlier today, Mr. Zetcher informed the organization of his decision at Talbots annual gathering of store managers and management in Boston.

                 The Company’s Board of Directors has appointed a special search committee to select a successor to Mr. Zetcher, including consideration of both internal and external candidates. The committee is chaired by Gary M. Pfeiffer, an independent director and chairman of the Board’s Compensation Committee, and includes Mr. Zetcher and Mr. Motoya Okada, President and Chief Executive Officer of AEON Co., Ltd., majority shareholder of Talbots. The Board has retained Heidrick & Struggles to assist the special committee.

                 In accordance with his contract, Mr. Zetcher, 66, will continue to serve as CEO through the end of this fiscal year and as Board Chairman through March 2008. Susan Swain, Presiding Director commented, “The Board, the Company and our shareholders are greatly indebted to Mr. Zetcher. He has guided Talbots transformation over the past 20 years from a small, privately held regional company with 109 stores to a $2.2 billion publicly traded, multi-channel, multi-brand retailer with over 1,360 stores throughout the U.S., Canada and the U.K. We are fortunate that he will continue to lead the Company this year while also participating on the special committee to appoint a successor. Following the management succession planning process developed by the Board several years ago, the Committee will focus its efforts on finding a proven leader to build on the substantial foundation created during Arnold Zetcher’s tenure.”

                 Mr. Motoya Okada added, “Under Mr. Zetcher’s strong leadership, Talbots has achieved all the very challenging goals we established together back in 1988, when the Company first joined AEON. These included reaching $1 billion in annual sales, going public on the New York Stock Exchange, building an international retail business, branching out into new concepts such as Talbots Petites, Woman, Kids and Mens, and growing both organically and through acquisitions. Despite the intensely competitive marketplace, Mr. Zetcher has steadfastly guided the Company to a leadership role within the retail industry while consistently delivering sales growth and healthy profitability. Mr. Zetcher holds a position of great respect within AEON, and we are deeply appreciative of the strong relationship he has forged between our companies over the past 20 years.”

                 Mr. Zetcher commented, “I am very proud of what our organization has achieved over the years. Looking ahead, with the integration of the J. Jill acquisition nearly complete, and virtually all of the synergies now in place, I believe we have positioned 2007 to be a great year for both brands. With this significant milestone behind us, my decision to retire at the end of this current fiscal year allows us to transition to new leadership as we plan for the long-term future of the Company. I believe Talbots is on the threshold of even greater success, and feel confident I will be leaving it well-positioned for growth. With many initiatives underway to drive Talbots performance in the coming year, I look forward to continuing to oversee the company through 2007 or until a successor is in place, and to working with the Board on the search for the next CEO.”

                 “I want to thank our Board and all of our 13,000 associates throughout the world for their warm support, as we work together to prepare for this next stage in Talbots evolution,” Mr. Zetcher concluded.

                 Mr. Zetcher joined Talbots in 1987 as President, became Chief Executive Officer in 1988, and Chairman of the Board in 2000. Prior to Talbots, Mr. Zetcher served in a number of senior executive positions, including Chairman and Chief Executive Officer of John Breuner Company, a home furnishings division of BATUS; Chairman and Chief Executive Officer of Kohl's Food Stores, another BATUS division; and Chairman and Chief Executive Officer of Bonwit-Teller, a New York City-based women's specialty retailer with stores nationwide. He is a Trustee of Washington University and a member of the Executive Committee of the National Retail Federation, where he served as Chairman during 2004-2005. In addition, Mr. Zetcher is former Chairman and current Board Member of the Celebrity Series of Boston. He has won several awards during his career, including the NRF’s top Gold Medal award, Financial World’s Chief Executive of the Year in Retail, and Business Week’s Top 25 Managers of the Year.

                 The Talbots, Inc. is a leading international specialty retailer and cataloger of women’s, children’s and men’s apparel, shoes and accessories. The Company currently operates total of 1,364 stores in 47 states, the District of Columbia, Canada and the U.K., with 1,125 stores under the Talbots brand name and 239 stores under the J. Jill brand name. Both brands target the age 35 plus customer population. Talbots brand on-line shopping site is located at www.talbots.com and the J. Jill brand on-line shopping site is located at www.jjill.com

The foregoing contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “outlook,” “will,” “would,” “would yield,” or similar statements or variations of such terms. All of the “outlook” information (including future revenues, future comparable sales, future earnings, future EPS, and other future financial performance or operating measures) constitutes forward-looking information.

                 Our outlook and other forward-looking statements are based on a series of expectations, assumptions, estimates and projections about our Company which involve substantial risks and uncertainty, including assumptions and projections concerning integration costs, purchase-related accounting adjustments, acquisition synergies and, for each of our brands, store traffic, levels of store sales including meeting our internal plan and budget for regular-price selling and markdown selling for the indicated forward periods, and customer preferences. All of our outlook information and other forward-looking statements are as of the date of this release only. The Company can give no assurance that such outlook or expectations will prove to be correct and does not undertake or plan to update or revise any “outlook” information or any other forward-looking statements to reflect actual results, changes in assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any projected results will not be realized.

                 Any public statements or disclosures by us following this release which modify or impact any of the outlook or other forward-looking statements contained in or accompanying this release will be deemed to modify or supersede such outlook, or statements in or accompanying this release.

                 Our forward-looking statements involve substantial known and unknown risks and uncertainties as to future events which may or may not occur, including the risk that the J. Jill business will not be successfully integrated, the risk that the J. Jill merchandise changes will not be well accepted, the risk that the cost savings, operational efficiencies, and other synergies from the transaction may not be fully realized or may take longer to realize than expected, the risk associated with integrating and operating profitably and successfully as a multi-brand chain for the first time, the risk that the acquisition will disrupt Talbots or J. Jill’s core business, the reaction of Talbots and J. Jill customers and suppliers to the changes being made within the organization as a result of the transaction, diversion of management time on acquisition-related issues, effectiveness of the Company’s brand awareness and marketing programs, any different or any increased negative trends in its regular-price or markdown selling, effectiveness and profitability of new concepts, success of our expected marketing events in driving sales, success of our catalogs in driving both our direct marketing sales and in driving store traffic, acceptance of the Company’s fashions including its seasonal fashions, the Company’s ability to anticipate and successfully respond to constantly changing customer tastes and preferences and to produce the appropriate balance of merchandise offerings, the Company’s ability to sell its merchandise at regular prices as well as its ability to successfully execute its sale events including the timing and levels of markdowns and appropriate balance of available markdown inventory, any difference between estimated and actual stock option expense, and retail economic conditions including consumer spending. In each case, actual results may differ materially from such forward-looking information.

                 Certain other factors that may cause actual results to differ from such forward-looking statements are included in the Company’s periodic reports filed with the Securities and Exchange Commission and available on the Talbots website under “Investor Relations” and you are urged to carefully consider all such factors.

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